EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-43625, 33-36707, 333-62905, 333-86829), Form
S-8 (Nos. 33-19425, 33-25872, 33-65230, 33-48818, 33-56061, 33-62367, 33-59139,
333-16037, 333-44517, 333-68153, 333-83365, 333-95727), and Form S-4 (Nos.
33-58573, 33-58933, 333-42247, 333-82433) of Fleet Boston Corporation of our
report dated January 19, 2000 relating to the financial statements, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 9, 2000